Exhibit 99.1
Validus Holdings, Ltd.
29 Richmond Road
Pembroke, HM 08 Bermuda

VALIDUS HOLDINGS, LTD. PROVIDES INITIAL ESTIMATE OF NET
NEGATIVE FINANCIAL IMPACT FROM EUROPEAN FLOODS

Pembroke, Bermuda - July 9, 2013 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today provided an initial estimate of the net negative financial impact from severe flooding in Central Europe which took place as a result of heavy rains during May and June, 2013. Validus expects to record a net negative financial impact from this event, net of reinstatement premiums and reinsurance, retrocessional and other recoveries in the amount of $69.6 million. This amount is apportioned between Validus' operating segments as follows:

Amounts in USD (millions)

Segment	Net Impact
Validus Re	$63.1
Talbot	6.4
AlphaCat	0.1
Total	$69.6

Validus has estimated the industry losses from this event to be between $4.0 billion and $5.0 billion. The net impact to Validus is based on the Company's internal models, external vendor models, and loss reporting from impacted (re)insureds. Validus' actual ultimate losses from this event may vary materially from this initial estimate due to uncertainties inherent in this preliminary information.

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance, insurance, and insurance linked securities management operating through three primary segments, Validus Reinsurance, Ltd., Talbot Holdings Ltd. and AlphaCat Managers, Ltd. Validus Reinsurance, Ltd. (“Validus Re”) is a Bermuda based reinsurer focused on short tail lines of reinsurance. Talbot Holdings Ltd. (“Talbot”) is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. AlphaCat Managers, Ltd. (“AlphaCat”) is a Bermuda based investment adviser, managing third-party capital in insurance linked securities and other investments in the property catastrophe reinsurance space.
Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel;

10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts:
Investors:
Validus Holdings, Ltd.
Jon Levenson, Executive Vice President
+1-441-278-9000
or
Media:
Brunswick Group
Radina Russell/Beau Allen
+1-212-333-3810